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                                                                   Exhibit 10.3

                          EQUIPMENT PURCHASE AGREEMENT


         AGREEMENT, dated as of October 31, 1984 between BRESNAN COMMUNICATIONS COMPANY LIMITED PARTNERSHIP, a Michigan limited partnership (the "Partnership") and COMMUNITY TELE-COMMUNICATIONS, INC., a Nevada corporation ("CTCI").

                                    RECITALS

         The Partnership and CTCI desire to enter into an agreement pursuant to which CTCI will make available to the Partnership CTCI's bulk purchase discounts for any Equipment (as hereinafter defined) necessary to construct and maintain the cable television systems now owned or hereafter acquired by the Partnership.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:

         1. Definitions.

         (a) Equipment: All converters, cable and other equipment and materials necessary for the construction and maintenance of cable television systems.
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         Partnership Agreement: The Limited Partnership Agreement of Bresnan
Communications Company Limited Partnership, dated as of the date hereof, among Bresnan Communications, Inc., a New York corporation, TCID of Michigan, Inc., a Nevada corporation, and William Bresnan.

         (b) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

         2. Representations of CTCI.

         CTCI hereby represents and warrants that it has available to it, by reason of its making bulk purchases, the right to purchase Equipment at a discount.

         3. Procedures.

         3.1 The Partnership shall give CTCI notice from time to time, as much in advance as is practicable, of its intention to purchase Equipment. CTCI shall promptly, and in any event in not less than 10 days after receipt of the notice from the Partnership, advise the Partnership of the price at and the terms on which CTCI can make such Equipment available to the Partnership.

         3.2 If the Partnership decides to utilize CTCI's discount for purchasing such Equipment, it will deliver an executed purchase order for such Equipment to CTCI. Upon receipt of such purchase order CTCI shall (a) if possible,
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cause its supplier to sell such Equipment, at the discount price specified in the notice required pursuant to Section 3.1, directly to the Partnership or (b) if the alternative provided by subsection (a) is not possible, CTCI shall purchase such Equipment and resell it to the Partnership at the same price and subject to the same terms specified in the notice required pursuant to Section 3.1.

         3.3 In the event that the purchase of any Equipment is pursuant to
Section 3.2(b), CTCI will, from time to time, take all action necessary and appropriate to assure that all warranties and other rights available to the original purchaser of such Equipment are assigned and extend to, or otherwise enforce such warranties and rights on behalf of, the Partnership.

         4. Term and Termination.

         4.1 The term of this Agreement shall commence on the date hereof and, unless sooner terminated by agreement of the parties or pursuant to Section 4.2, shall terminate upon completion of the distribution of the assets and properties of the Partnership pursuant to Section 7.2 of the Partnership Agreement.

         4.2 This Agreement may be terminated by CTCI as provided below:
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         (a) upon the giving of at least fifteen (15) days' prior written notice, in the event that the Partnership delivers an executed purchase order for Equipment to CTCI pursuant to Section 3.2 and fails to purchase the same in accordance with the terms and conditions specified in the notice given pursuant to Section 3.1;

         (b) immediately and without any requirement of notice, if TCID ceases for any reason to be a Partner of the Partnership and no Affiliate of TCID is admitted as a Substitute Partner, or if CTCI ceases for any reason to be an Affiliate of TCID (or such Substitute Partner);

         (c) immediately and without any requirement of notice, if any of the Events of Default specified in Section 7.3(a) of the Partnership Agreement occurs with respect to BCI or the Limited Partner or if the Event of Default described in Section 7.3(a)(ii) thereof (as if the reference to "any Partner" therein referred to the Partnership) shall have occurred with respect to the Partnership.

         4.3 Termination of this Agreement in accordance with Section 4.2 shall not affect the right of CTCI to receive, and the obligation of the Partnership to make, payment for any Equipment theretofor delivered pursuant to this Agreement.
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         5. Miscellaneous.

         The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that the Partnership shall not assign this Agreement, or assign its rights or delegate its obligations hereunder, without the prior written consent of CTCI and such a purported assignment or delegation without such consent shall be void. The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no other person is intended to be a third party beneficiary or to have any rights by virtue of this Agreement. Neither this Agreement nor any of the terms hereof may be amended, waived, modified or cancelled orally, but only by a written instrument signed by the parties hereto, or in the case of a waiver, by the party waiving noncompliance. This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflict of laws.

         6. Notices.

         Any notice or communication given pursuant to this Agreement shall be in writing and delivered or mailed by certified mail, return receipt requested, postage prepaid
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(mailed notices shall be deemed given three days after the date when duly mailed) as follows:

         If to CTCI to it at:

              Call Box 22595
              Wellshire Station
              Denver, Colorado 80222

              Attention: Legal Department

         If to the Partnership, to it at:

              709 Westchester Avenue
              White Plains, New York 10604
              Attention:  William Bresnan

or to such other address or addresses as either party may designate by notice given pursuant hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above. COMMUNITY TELE-COMMUNICATIONS, INC.


                                            By:/s/ Donne F. Fisher
                                               ---------------------------------
                                               Pres.


                                            BRESNAN COMMUNICATIONS COMPANY
                                                  LIMITED PARTNERSHIP

                                            By TCID OF MICHIGAN, INC.,
                                                  General Partner


                                            By:/s/ Donne F. Fisher
                                               ---------------------------------
                                               Pres.


                                            By BRESNAN COMMUNICATIONS, INC.,
                                                  General Partner


                                            By:/s/ William J. Bresnan
                                               ---------------------------------
                                               Pres.